Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Innophos Investments Holdings, Inc. of our report dated April 5, 2005 relating to the financial statements of Innophos, Inc., which appears in such Registration Statement. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

Florham Park, New Jersey

November 23, 2005

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Innophos Investment Holdings, Inc. of our report dated November 16, 2004, except for Note 18 not appearing herein, as to which the date is January 31, 2005, relating to the combined financial statements of the Rhodia Phosphates Business, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

Florham Park, New Jersey

November 23, 2005